Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 (File Nos. 333-160011, 333-160012, 333-149088, 333-146224, 333-136818, 333-124707, 333-124705, 333-124706, 333-121927, 333-121928, 333-115169, 333-115170, 333-114983, 333-105771, 333-105772, 333-97465, 333-97467, 333-87476, 333-37640, 333-78877 and 333-78879) of our report dated March 15, 2010 relating to the financial statements and financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in Gleacher & Company, Inc.’s (formerly Broadpoint Gleacher Securities Group, Inc.) Annual Report on Form 10-K for the year ended December 31, 2009.
/s/ PricewaterhouseCoopers LLP
New York, New York
June 1, 2010